UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 7, 2005
Date of Report
(Date of earliest event reported)

VASTERA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31589	54-1616513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45025 Aviation Drive, Suite 300
Dulles, Virginia  20166

(Address of Principal Executive Offices)      (ZIP Code)

Registrant’s telephone number, including area code: (703) 661-9006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The registrant today announced that it has signed an Agreement and Plan of Merger, dated as of January 6, 2005, by and among JPMorgan Chase Bank, National Association (“JPM”), an acquisition subsidiary of JPM and the registrant (the “Merger Agreement”) whereby the registrant will be acquired by and combined with the Logistics and Trade Services businesses of JPM’s Treasury Services unit.  A copy of the joint press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Under the terms of the Merger Agreement, shareholders of the registrant will receive $3.00 for each outstanding share of the registrant’s common stock they own, for a total transaction value of approximately $129 million.  Pursuant to the terms of the Merger Agreement, the consummation of the merger is subject to stockholder approval by the registrant’s stockholders as well as customary banking and regulatory approvals.  A copy of the Merger Agreement is attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits.

10.1                           Agreement and Plan of Merger, dated as of January 6, 2005, by and among JPMorgan Chase Bank, National Association, JPM Merger Sub, Inc. and Vastera, Inc.

99.1                           Press release dated January 7, 2005 issued by JP Morgan Chase and Vastera, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASTERA, INC.

Date: January 7, 2005	By:	/s/ Timothy A. Davenport
		Name:	Timothy A. Davenport
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated as of January 6, 2005, by and among JPMorgan Chase Bank, National Association, JPM Merger Sub, Inc. and Vastera, Inc.

99.1	Press release dated January 7, 2005 issued by JP Morgan Chase and Vastera, Inc.